Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 1

THIS SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”) is made as of May 26, 2020 between First Horizon National Corporation, a corporation duly organized and existing under the laws of the State of Tennessee (herein called the “Company”), having its principal office at 165 Madison Avenue, Memphis, Tennessee 38103, and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed an indenture dated as of December 20, 2010 (the “Indenture”). The Company and the Trustee desire to amend a certain provision of the Indenture as hereinafter set forth.

Section 901(5) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more supplemental indentures, in form satisfactory to the Trustee, without the consent of any Holders, to add, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee as follows:

Article I

Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture. References in this Supplemental Indenture to Article or Section numbers shall be deemed reference numbers to Article or Section numbers in the Indenture.

Article II

Amendments

Section 2.01     Amendment of Execution, Authentication, Delivery and Dating.

The first sentence of the last paragraph of Section 303 (Execution, Authentication, Delivery and Dating) of the Indenture is hereby deleted and replaced with the following:

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Article III

Miscellaneous

Section 3.01     Execution as Supplemental Indenture.

This Supplemental Indenture is executed and, once executed, immediately effective, and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture shall form a part of the Indenture.

Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.02             Responsibility for Recitals.

The recitals herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness thereof or for the validity or sufficiency of this Supplemental Indenture.

Section 3.03             Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04     Conflicts.

In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

Section 3.05     Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

in witness whereof, the parties hereto have caused this Supplemental Indenture to be duly executed.

FIRST HORIZON NATIONAL CORPORATION

By:	/s/	William C. Losch III
	Name:	William C. Losch III
	Title:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:		/s/ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Agent